                                1,000,000 SHARES

                         URSTADT BIDDLE PROPERTIES INC.

                 7.5% Series D Senior Cumulative Preferred Stock

                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   April 7, 2005

Deutsche Bank Securities Inc.
As Representative of the Several Underwriters
         c/o Deutsche Bank Securities Inc.
         60 Wall Street
         New York, New York  10005

Ladies and Gentlemen:

     Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto, for whom you are acting as representative (the
"Representative"), an aggregate of 1,000,000 shares (the "Firm Shares") of the
Company's 7.5% Series D Senior Cumulative Preferred Stock, $0.01 par value per share (the "Series D Preferred Stock"). The respective amounts of the Firm
Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell, at the
Underwriters' option, an aggregate of up to 150,000 additional shares of the
Company's Series D Preferred Stock (the "Option Shares") as set forth below.

     As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the Underwriters are willing to purchase, acting severally and not jointly, the number of Firm Shares set forth opposite their respective names in
Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the
"Shares."

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters as follows:

          (i) A registration statement on Form S-3 (File No. 333-84774) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities
     Act"), and the rules and regulations

     (the "Rules and Regulations") of the Securities and Exchange Commission
     (the "Commission") thereunder and has been filed with the Commission under the Securities Act. The Company and the transactions contemplated by this
     Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules, as finally amended and revised, and all documents incorporated by reference have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the "Registration
     Statement," which shall be deemed to include all amendments to the date hereof and all information incorporated by reference therein, has been declared effective by the Commission under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement; and the Registration Statement and Prospectus
     as referred to below comply, or will comply, as the case may be, in all material respects with the Securities Act and the Rules and Regulations.
     The combined prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement, dated April 4, 2005, relating to the Shares, and all prior amendments or supplements thereto filed with the Commission (other than amendments or supplements relating to securities other than the Shares), including all documents incorporated by reference therein, is hereinafter referred to as the "Preliminary
     Prospectus." The combined prospectus included in the Registration
     Statement, as it is to be supplemented by a prospectus supplement, dated on the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Shares, and all prior amendments or supplements thereto filed with the Commission (other than the
     Preliminary Prospectus and amendments or supplements relating to securities other than the Shares), including documents incorporated therein by reference, is hereinafter referred as the "Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto filed with the
     Commission after the date of the filing of the Prospectus under Rule 424(b)
     or 430A and prior to the termination of the offering of the Shares by the
     Underwriters, and any reference to any amendment or supplement to any
     Preliminary Prospectus or Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after the date of such
     Preliminary Prospectus or Prospectus, as the case may be, under the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference into such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration
     Statement shall be deemed to refer to and include any annual report of the
     Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

          (ii) Each of the Company and its subsidiaries and the Partnerships (as defined below) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the
     Company and its subsidiaries and the

     Partnerships is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in (a) a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the condition, financial or otherwise, or the earnings, business, operations, management or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries and the Partnerships, considered as one enterprise, (b) adversely affect the issuance, validity or enforceability of the Shares or (c) adversely affect the consummation of the transactions contemplated by this Agreement (any of
     (a), (b) or (c), a "Material Adverse Change"). All of the issued and outstanding equity interests of each subsidiary of the Company that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. All corporations, partnerships, associations, limited liability companies and other entities owned or controlled, directly or indirectly, by the Company are set forth in
     Schedule II hereto.

          (iii) Each of the Certificates and Agreements of Limited Partnership
     of the Limited Partnerships (as defined below), including any amendments thereto, has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

          (iv) The authorized, issued and outstanding capital stock of the
     Company as of January 31, 2005 is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement, upon exercise of outstanding options or warrants described in the
     Registration Statement or under the Company's current dividend reinvestment plan (the "DRIP")). The capital stock (including the Series D Preferred
     Stock) conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus. All of the
     issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the
     Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement. The description of the
     Company's stock option, stock bonus and other stock plans or arrangements, and of the options or other rights granted thereunder, set forth in the
     Registration Statement, fairly and accurately presents the material terms and provisions of such plans, arrangements, options and rights. The shares of common stock

     and Class A common stock of the Company are duly listed on the New York
     Stock Exchange.

          (v) The issuance and sale of the Series D Preferred Stock have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the shares of Series D Preferred
     Stock will be validly issued, fully paid and nonassessable and the issuance and sale of the Series D Preferred Stock will not be subject to any preemptive or similar rights; no person or entity has a right of participation or first refusal with respect to the sale of the Series D
     Preferred Stock by the Company; the form of certificates evidencing the
     Series D Preferred Stock complies with all applicable legal requirements and with all applicable requirements of the articles of incorporation of the Company, including all amendments and supplements thereto (the
     "Articles of Incorporation") and the bylaws of the Company (the "Bylaws");

          (vi) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration
     Statement and the Prospectus conform to or will conform to, as the case may be, the requirements of the Securities Act and the Rules and Regulations of
     the Commission thereunder in all material respects. The documents incorporated by reference in the Prospectus, at the time they were or will be filed with the Commission, as the case may be, conformed or will conform at the time of filing in all material respects to the requirements of the
     Exchange Act or the Securities Act, as applicable, and the Rules and
     Regulations of the Commission thereunder. The Registration Statement did not, as of the date it became effective, contain and any amendment thereto, including any documents incorporated by reference therein, will not contain, any untrue statement of a material fact and did not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, as of the date of the Prospectus, the date such amendment or supplement is filed with the Commission and the
     Closing Date, including any documents incorporated by reference therein, do not contain and will not contain, as the case may be, any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the
     Prospectus, or any such amendment or supplement, or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the
     Underwriters through the Representative, specifically for use in the preparation thereof.

          (vii) There are no contracts or documents which are material to the
     Company, which are not described in the Registration Statement. The contracts so described in the Registration Statement to which the Company or any of UB Stamford, L.P., Scarborough Associates L.P. or Eastchester
     Mall Associates L.P., each a limited partnership for which the Company serves as sole general PARTNER (each a "Limited Partnership" and, collectively, the "Partnerships") is a party have been duly authorized, executed and delivered by the Company or one or more of the Partnerships, constitute valid and

     binding agreements of the Company or one or more of the Partnerships, and are enforceable against and by the Company or one or more of the
     Partnerships in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Neither the Company, the Partnerships, nor, to the best of the
     Company's knowledge, any other party is in material breach of, or material default under, any such contracts.

          (viii) The consolidated financial statements of the Company, including the notes thereto, included in or incorporated by reference in the
     Registration Statement present fairly and accurately the consolidated financial position of the Company and its subsidiaries and the Partnerships as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in or incorporated by reference in the Registration Statement present fairly and accurately the information required to be stated therein. Such financial statements, the notes thereto and the supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and all adjustments necessary for a fair presentation of results for such periods have been made. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth or incorporated by reference in the Registration
     Statement fairly and accurately present the information set forth therein on a basis consistent with that of the financial statements contained in or incorporated by reference in the Registration Statement when read in conjunction with the textual information included in the related parts of the Registration Statement.

          (ix) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (a) against the Company or any of its subsidiaries or any of the Partnerships, (b)
     which has as the subject thereof any officer or director of the Company or any of its subsidiaries in their capacity as such, or property owned or leased by the Company or any of its subsidiaries or any of the Partnerships or (c) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary or such Partnership and (B) such action, suit or proceeding, if so determined adversely, would result in a Material Adverse Change. No material labor dispute with the employees of the Company, any of its subsidiaries, or any of the Partnerships exists or, to the best of the
     Company's knowledge, is threatened or imminent.

          (x) The Company and each of its subsidiaries and each of the
     Partnerships owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted as described in the Registration Statement, except where the failure to so own or lease, individually or together with all such other failures, would not result in a Material Adverse Change. The Company and its subsidiaries and the
     Partnerships have good and marketable title in fee simple to all of the
     Properties (as defined below) and other assets of the Company, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such

     as (a) are described in the Registration Statement or (b) do not, individually or in the aggregate, materially affect the value of such
     Property or assets and do not interfere with the use made and proposed to be made of such Property or assets. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the Properties or the other assets of the Company and its subsidiaries and the Partnerships that are required to be disclosed in the
     Registration Statement are disclosed therein. There is no violation by the
     Company of any municipal, state or federal law, rule or regulation
     (including, but not limited to, those pertaining to environmental matters)
     concerning the Properties or any part thereof which would result in a
     Material Adverse Change. Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure would not, individually or together with all such other failures, result in a Material Adverse Change or result in a forfeiture or reversion. Neither the Company nor any of its subsidiaries nor any of the
     Partnerships has received any notice from any governmental or regulatory authority or agency of any condemnation of or zoning change affecting the
     Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened. The leases, agreements to purchase and mortgages to which the Company or any of its subsidiaries or the Partnerships is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its subsidiaries and the Partnerships, as the case may be, and, to the knowledge of the
     Company, of all other parties thereto, and the Company knows of no default currently existing with respect thereto which would result in a Material
     Adverse Change, and (b) conform to the descriptions thereof set forth in the Registration Statement. Each mortgage that the Company or any of its subsidiaries or the Partnerships holds on the properties described in the
     Registration Statement constitutes a valid mortgage lien for the benefit of the Company or its subsidiary or the Partnership, as the case may be, on such property.

          (xi) Except as set forth in the Registration Statement and the
     Prospectus, the mortgages and deeds of trust encumbering the Properties and any other assets described in the Registration Statement are not convertible and none of the Company, any of its subsidiaries, any of the
     Partnerships or any other person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries or any of the
     Partnerships.

          (xii) The Company and its subsidiaries and the Partnerships have filed all necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except such, of any, that are being contested in good faith. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(viii) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries or any of the Partnerships has not been finally determined and the Company does not know of any actual or proposed additional material tax assessments.

          (xiii) Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (a) there has been no Material Adverse Change; (b) the Company and its subsidiaries and the Partnerships, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (c) there has been no material casualty loss or condemnation or other material adverse event with respect to the real properties owned by the Company and its subsidiaries and the Partnerships (collectively, the "Properties"); and (d) there has been no dividend or distribution of any kind declared, paid or made by the
     Company or, except for dividends or distributions paid to the Company or its subsidiaries or the Partnerships, any of its subsidiaries or the
     Partnerships on any class of capital stock or other equity interests, or any repurchase or redemption by the Company or any of its subsidiaries or the Partnerships of any class of capital stock or other equity interests.

          (xiv) Neither the Company, the Partnerships nor any subsidiary is (a)
     in breach of, or in default under, nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under ("Default"), or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, lease, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, any Partnership or any subsidiary is a party or by which any of them or their respective properties is bound (each, an "Existing Instrument"), except for such
     Defaults which would not result in a Material Adverse Change, (b) in violation of its respective articles or certificate of incorporation, bylaws, certificate of limited partnership or partnership agreement, as the case may be, or (c) in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or any of the Partnerships or any of their respective properties or assets, except for such violations which would not result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Articles of Incorporation, including the articles supplementary to the
     Company's Articles of Incorporation authorizing the Series D Preferred
     Stock and designating the rights, preferences and restrictions relating thereto, filed or to be filed prior to the Closing Date with the Department of Assessments and Taxation of the State of Maryland, or By-Laws or other organizational documents of the Company or any of its subsidiaries or any of the Partnerships, (b) will not conflict with or constitute a Default (as defined above) or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or any of the Partnerships pursuant to, or require the consent of any other party to, any Existing Instrument, and (c) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or any of the
     Partnerships or any of their respective properties or assets. No consent, approval, authorization designation, declaration or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution,

     delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except (a) such as have been obtained or made by the Company and are in full force and effect under the Securities
     Act, (b) such as may be required under applicable state securities or blue sky laws, (c) the filing of a final prospectus relating to the Shares with the SEC, (d) such approvals as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), (e) the filing with the
     Department of Assessments and Taxation of the State of Maryland of Articles
     Supplementary of the Company's articles of incorporation, (f) the filing of the applicable listing application with the New York Stock Exchange and (g)
     the filing of a Registration Statement on Form 8-A with the Commission covering the Shares.

          As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or any of the
     Partnerships.

          (xv) The Company and each of its subsidiaries and each of the
     Partnerships possesses such valid and current certificates, authorizations, licenses, registrations and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any such subsidiary nor any such Partnership has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (xvi) The Company and its subsidiaries and the Partnerships own or possess sufficient trademarks, trade names, patents, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights
     (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted as described in the Registration Statement and the Prospectus; and the
     expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its
     subsidiaries nor any of the Partnerships has knowledge that it has infringed or received any notice of infringement or conflict with asserted
     Intellectual Property Rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (xvii) Commencing with its taxable year ended October 31, 1970, and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder
     (collectively, the "Code"), and its method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a
     REIT under the Code. No transaction or other event has occurred or is contemplated

     which would cause the Company to fail to qualify as a REIT for its current taxable year or future taxable years.

          (xviii) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act, the Rules and
     Regulations, the Exchange Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board
     ("PCAOB").

          (xix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization;
     (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the
     Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries and the Partnerships, is made known to the Company's Chief
     Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company
     have been advised of: (a) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the
     Company's internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in internal controls that has materially affected or is reasonably likely to materially affect internal controls.

          (xxi) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations or associations with the NASD among the Company's officers, directors, or 5% or greater stockholders, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Underwriters.

          (xxii) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and

     contribution provisions herein and therein may be limited by federal or state securities laws and public policy considerations in respect thereof.

          (xxiii) Except for purchases or issuances of shares of the Company's common stock and Class A common stock pursuant to the DRIP, neither the
     Company nor, to the Company's knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. None of such purchases and issuances pursuant to the DRIP was made by the administrator of the DRIP at the request of the Company with the purpose or intent of stabilizing or manipulating the price of any security of the Company to facilitate the sale or resale of the Shares. The
     Company acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Company's Series D
     Preferred Stock, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids and understands that any such transactions will be conducted in accordance with applicable laws and regulations.

          (xxiv) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment
     Company Act"), and the rules and regulations of the Commission thereunder.
     None of the Company, its subsidiaries or the Partnerships are, and after receipt of payment for the Shares and application of the net proceeds from the sale of the Shares will be, an "investment company" within the meaning of the Investment Company Act, and the Company, its subsidiaries and the
     Partnerships will conduct their businesses in a manner so that they will not become subject to the Investment Company Act.

          (xxv) The Company and each of its subsidiaries and the Partnerships is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed in the Company's industry to be adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries and the Partnerships against theft, damage, destruction and acts of vandalism and, with respect to the Properties, defects in title.
     The Company has no reason to believe that it or any of its subsidiaries or any of the Partnerships will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as proposed to be conducted as described in the Registration Statement and at a cost that would not result in a Material Adverse Change. Neither the Company nor any
     of its subsidiaries nor any of the Partnerships has been denied any insurance coverage which it has sought or for which it has applied.

          (xxvi) There are no material business relationships or related-party transactions involving the Company or any of its subsidiaries or any of the
     Partnerships and an affiliate of the Company which have not been described in the Registration Statement.

                                       10

          (xxvii) Neither the Company nor any of its subsidiaries nor any of the
     Partnerships nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary or any Partnership, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

          (xxviii) Except as otherwise disclosed in the Registration Statement, or except as would not, individually or in the aggregate, result in a
     Material Adverse Change, (a) the Company and its subsidiaries and the
     Partnerships have been and are in compliance with applicable Environmental
     Laws (as defined below), (b) none of the Company, any of its subsidiaries, any of the Partnerships or, to the best of the Company's knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below))
     or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries or any of the
     Partnerships, (c) neither the Company nor any of its subsidiaries nor any of the Partnerships intends to use the Properties or any subsequently acquired properties other than in compliance with applicable Environmental
     Laws, (d) neither the Company nor any of its subsidiaries nor any of the
     Partnerships has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its subsidiaries or any of the
     Partnerships, or the assets described in the Registration Statement or arising out of the conduct of the Company or its subsidiaries or the
     Partnerships, (e) none of the Properties are included or, to the best of the Company's knowledge, proposed for inclusion on the National Priorities
     List issued pursuant to CERCLA by the United States Environmental
     Protection Agency or, to the best of the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other
     Environmental Law or issued by any other Governmental Authority (as defined below), (f) none of the Company, any of its subsidiaries, any of the
     Partnerships or, to the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the
     Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous
     Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries or any of the
     Partnerships to another property, except in compliance with all applicable
     Environmental Laws, (g) no lien has been imposed on the Properties by any
     Governmental Authority in connection with the presence on or off such
     Property of any Hazardous Material, and (h) none of the Company, any of its subsidiaries, any of the Partnerships or any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

                                       11

          As used herein, "Hazardous Material" shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, oil, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, bylaw, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response,
     Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)
     9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as
     amended, 49 U.S.C. (S)(S) 1801-1819, the Resource Conservation and Recovery
     Act, as amended, 42 U.S.C. (S)(S) 6901-K, the Emergency Planning and
     Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 1101-11050, the Toxic
     Substances Control Act, 15 U.S.C. (S)(S) 2601-2671, the Federal
     Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136-136y, the
     Clean Air Act, 42 U.S.C. (S)(S) 7401-7642, the Clean Water Act (Federal
     Water Pollution Control Act), 33 U.S.C. (S)(S) 1251-1387, the Safe Drinking
     Water Act, 42 U.S.C. (S)(S) 300f-300j-26, and the Occupational Safety and
     Health Act, 29 U.S.C. (S)(S) 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an
     "Environmental Law" and collectively, the "Environmental Laws") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets of the Company and its subsidiaries (a "Governmental Authority").

          (xxix) The Company reasonably believes that with respect to the effect of Environmental Laws on the business, operations and properties of the
     Company and its subsidiaries and the Partnerships, any capital or operating expenditures required for clean-up or closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties would not, individually or in the aggregate, result in a Material
     Adverse Change.

          (xxx) The Company, its subsidiaries, the Partnerships and any
     "employee benefit plan" (as defined under the Employee Retirement Income
     Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the
     Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA
     Affiliates. No "employee benefit plan" established or maintained by the
     Company or any of its ERISA Affiliates, if such "employee benefit plan"
     were terminated, would have any "amount of unfunded benefit liabilities"
     (as defined under ERISA). Neither the Company nor any of its ERISA
     Affiliates has incurred or reasonably expects to incur any liability under
     (a) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (b) Sections 412, 4971, 4975 or 4980B of the
     Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended

                                       12

     to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (xxxi) There is and has been no failure on the part of the Company or, to the Company's knowledge, any of the Company's directors or officers, in their capacities as such, to comply in any material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley
     Act") and the rules and regulations promulgated by the Commission thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (xxxii) The Company has not identified any material deficiencies that have not been or will not be remediated in time to meet the reporting deadline imposed by Section 404 of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission thereunder (collectively,
     "Section 404") for compliance with the requirements of Section 404. The
     Company has not received any notice, oral or written, from its auditor, that the auditor believes the Company is behind schedule with respect to the compliance requirements of Section 404. To the Company's knowledge, the
     Company will be able to complete its required assessment under Section 404 before the related filing deadline with the Commission and in sufficient time for the Company's auditor to complete its required assessment.

          (xxxiii) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each
     Underwriter as to the matters set forth therein.

     2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

          (i) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the
     Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of
     $24.2125 per Share the number of Firm Shares set forth opposite the name of each such Underwriter in Schedule I hereto (plus any additional number of
     Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof).

          (ii) Payment for the Firm Shares to be sold hereunder is to be made by
     Federal Funds wire transfer to an account designated by the Company against delivery of the Firm Shares therefor to the Representative. Such payment and delivery are to be made at the offices of Deutsche Bank Securities
     Inc., 60 Wall Street, 3rd Floor, New York, New York, at 10:00 a.m., New
     York time, on April 12, 2005 or at such other time and date as you and the
     Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New
     York are open for business and not permitted by law or executive order to be closed). The certificates for the Firm Shares will be delivered by The
     Bank of New York (the "Transfer Agent") in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be delivered

                                       13

     through book entry facilities of The Depository Trust Company ("DTC") and made available for inspection by the Representative at least one business day prior to the Closing Date at such place as the Representative, DTC and the Company shall agree.

          (iii) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share set forth in Section 2(i) above.
     The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as
     Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.
     The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the
     Firm Shares by the Underwriters. You, as Representative of the several
     Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by Federal Funds wire transfer through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

     3. OFFERING BY THE UNDERWRITERS. It is understood that the several
Underwriters are to make a public offering of the Firm Shares as soon as the
Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the price and upon the terms set forth in the
Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the
Underwriters that:

          (i) The Company will (a) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if the final form of the prospectus is not included in the Registration Statement at the time the
     Registration Statement is declared effective, a Prospectus containing information previously omitted at the time of effectiveness of the
     Registration Statement in reliance on Rule 430A of the Rules and
     Regulations, if applicable, (b) use its best efforts to cause the
     Registration Statement to remain in effect as to the Shares for so long as the Representative may deem necessary in order to complete the distribution of the Shares, (c) not file any amendment to the

                                       14

     Registration Statement or supplement to the Prospectus, or document incorporated by reference therein, of which the Representative shall not previously have been advised and furnished with a copy or to which the
     Representative shall have reasonably objected in writing promptly upon receipt of a copy or which is not in compliance with the Rules and
     Regulations for so long as the Representative may deem necessary in order to complete the distribution of the Shares and (d) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the
     Prospectus and prior to the termination of the offering of the Shares by the Underwriters; provided, however, that for each such report or definitive proxy or information statement, the Company will not file any such report or definitive proxy or information statement, or amendment thereto, of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing promptly upon receipt of a copy or which is not in compliance with the Rules and Regulations.

          (ii) The Company will advise the Representative promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the
     institution of any proceedings for that purpose for so long as the
     Representative may deem necessary in order to complete the distribution of the Shares, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and the Company will use its reasonable best efforts to prevent (a) the issuance of any such stop order preventing or suspending the use of the Prospectus, and (b) any such suspension of the qualification of the Shares for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such stop order, if issued, or such suspension of qualification.

          (iii) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such U.S. jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the
     Representative may reasonably request for distribution of the Shares.

          (iv) Subject to the provisions of Section 4(i) above, the Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may
     reasonably request. The Company will deliver to, or upon the order of, the
     Representative, during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, one copy of the Registration Statement and all amendments thereto, including all exhibits

                                       15

     filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

          (v) If during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the
     Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the
     Prospectus will comply with law.

          (vi) The Company will make generally available to security holders as soon as practicable, but in any event not later than 15 months after the date of the Prospectus, an earnings statement in conformity with Rule 158 under the Securities Act for the purpose of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (vii) The Company will, for a period of five years from the Closing
     Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders and copies of all reports, information and financial statements filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by filing such information with the Commission via Edgar. The Company will deliver to the
     Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (viii) Prior to the Closing Date, the Company will furnish to the
     Underwriters, as soon as they have been prepared by or are available to the
     Company, a copy of any unaudited interim financial statements of the
     Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the
     Prospectus.

          (ix) Prior to the Closing Date, the Company will duly and validly authorize, by all necessary corporate action, the resolutions creating the
     Shares and designating the rights, preferences, restrictions, qualifications and limitations of the Shares (the "Designating
     Resolutions").

                                       16

          (x) The Company will use its commercially reasonable efforts to list the Shares on the New York Stock Exchange.

          (xi) The Company will not, for a period of 30 days after the date of this Agreement, directly or indirectly, offer, sell, contract to sell, sell short or otherwise dispose of any debt securities with a tenure of more than one year or any securities of the Company which are substantially similar to the Shares, or any securities convertible into or exchangeable or exercisable for such securities otherwise than hereunder or with the prior written consent of the Representative.

          (xii) The Company shall apply the net proceeds of its sale of the
     Shares as set forth in the Prospectus, and shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the subsidiaries or the Partnerships to register as an investment company under the Investment
     Company Act.

          (xiii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company during the period in which the
     Underwriters are engaged in distribution of the Shares.

          (xiv) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the
     Sarbanes-Oxley Act.

     5. COSTS AND EXPENSES. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: the fees incident to the issuance and delivery of the Shares; accounting fees of the
Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the
Registration Statement, Preliminary Prospectuses, the Prospectus, this
Agreement, the applicable listing agreement for the New York Stock Exchange; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the fees incident to the listing agreement for the New York Stock Exchange; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws, up to a maximum aggregate amount of $3,000 (excluding filing fees imposed by the relevant jurisdictions). Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and state securities or
Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 6 hereof, or this
Agreement is terminated pursuant to Section 10(i)(a) hereof, or by

                                       17

reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any
Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their respective obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Shares.

     6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the
Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (i) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by
     Rule 424 and Rule 430A of the Securities Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise)
     shall have been disclosed to the Representative and complied with to their reasonable satisfaction.

          (ii) No stop order suspending the effectiveness of the Registration
     Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission, and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing
     Date which would prevent the issuance of the Shares.

          (iii) The certificate, setting forth a copy of the Designating
     Resolutions, shall have been executed on behalf of the Company, shall have been filed with the Department of Assessments and Taxation of the State of
     Maryland and shall have become effective.

          (iv) The Representative shall have received on the Closing Date or the
     Option Closing Date, as the case may be, the opinions of Coudert Brothers
     LLP, counsel for the Company, and Miles & Stockbridge P.C., special
     Maryland counsel for the Company, dated the Closing Date or the Option
     Closing Date, as the case may be, and addressed to the Representative, as representative of the several Underwriters, substantially in the forms attached hereto as Exhibits A and B, respectively.

          (v) The Representative shall have received from Hunton & Williams LLP, counsel for the Underwriters, an opinion dated the Closing Date or the
     Option Closing Date, as the case may be, in form and substance satisfactory to the Representative.

                                       18

          (vi) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a signed letter, in form and substance satisfactory to the Representative, dated the date hereof (a)
     confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (b) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (vii) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representative on the Closing Date and, if applicable, the Option Closing Date a letter, in form and substance satisfactory to the Representative (the "bring-down letter"), of such accountants, dated the Closing Date or the Option Closing Date, as the case may be, (a) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (c) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (viii) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date a certificate or certificates of the
     Chairman of the Board, the Chief Executive Officer or President of the
     Company and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

               (a) The Registration Statement has become effective under the
          Securities Act and no stop order suspending the effectiveness of the
          Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, threatened by the
          Commission.

               (b) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the
          Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the
          Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof that are not qualified by Material Adverse Change or another materiality qualifier are true and correct as of the Closing Date or the Option
          Closing Date, as the case

                                       19

          may be, in all material respects; and the representations and warranties of the Company contained in Section 1 hereof that are qualified by Material Adverse Change or another materiality qualifier are true and correct as of the Closing Date or the Option Closing
          Date, as the case may be.

               (c) He has carefully examined the Registration Statement and the
          Prospectus and, in his opinion, (i) the Registration Statement, as of the date it became effective, and any amendment thereto, including any documents incorporated by reference therein, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus and any amendments or supplements thereto, as of the date of the
          Prospectus and the date such amendment or supplement was filed with the Commission, including any documents incorporated by reference therein, did not contain any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the
          Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change.

          (ix) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

          (x) The Firm Shares and the Option Shares, if any, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

     The opinions and certificates described in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Hunton & Williams LLP,
counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the
Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the
Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing
Date or the Option Closing Date,

                                       20

as the case may be, no stop order suspending the effectiveness of the
Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. INDEMNIFICATION.

          (i) The Company agrees to indemnify and hold harmless each
     Underwriter, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the
     Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
     (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any
     Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each such Underwriter and each such controlling person for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration
     Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; and provided, further, that, as to any
     Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or directors, or any person controlling the Underwriter on account of any loss, claim, damages, liability or action arising from the sale of any Shares to any person by that Underwriter if such Underwriter failed to send or give a copy of the
     Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from non-compliance by the
     Company with its obligations under this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the
     Securities Act or otherwise, insofar as such losses, claims, damages or

                                       21

     liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration
     Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated
     therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding;
     provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary
     Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (iii) In case any proceeding (including any governmental
     investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the
     "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Sections 8(i) or (ii) shall be available to any party who shall fail to give notice as provided in this Section 8(iii)
     if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Sections 8(i) or (ii). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel, or (c) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any

                                       22

     proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
     Section 8(i) and by the Company in the case of parties indemnified pursuant to Section 8(ii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

          (iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the
     Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by each of the Company and the Underwriters bear to the total proceeds of the offering
     (the proceeds received by the Underwriters being equal to the total underwriting discounts and commissions received by the Underwriters), in each case as set forth in the table on the cover page of the Prospectus.
     The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties'
     relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
     Section 8(iv). The amount paid or payable by an

                                       23

     indemnified party as a result of the losses, claims, damages or liabilities
     (or actions or proceedings in respect thereof) referred to above in this
     Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (b)
     no person guilty of fraudulent misrepresentation (within the meaning of
     Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The
     Underwriters' obligations in this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (v) In any proceeding relating to the Registration Statement, any
     Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
     Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (vi) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the
     Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall
Street, 3rd Floor, New York, New York 10005, or via fax at (212) 797-2202,
Attention: Debt Capital Markets - Corporate Group, with a copy to the General
Counsel via fax at (212) 797-4564; if to the Company, to Urstadt Biddle
Properties Inc., 321 Railroad Avenue, Greenwich, Connecticut 06830, or via fax
at (203) 861-6755, Attention: Willing L. Biddle.

     10. TERMINATION. This Agreement may be terminated by you by notice to the
Company as follows:

                                       24

          (i) at any time prior to the Closing Date or any Option Closing Date
     (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (a) since the date hereof, any Material
     Adverse Change, (b) any outbreak or escalation of hostilities involving the
     United States or declaration of war or national emergency by the United
     States after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable on the terms and in the manner contemplated by the Prospectus,
     (c) trading in securities generally on the New York Stock Exchange, the
     American Stock Exchange or NASDAQ, or in the Company's securities on the
     New York Stock Exchange, shall have been suspended or materially limited
     (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange, (d)
     the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company,
     (e) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (f) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange
     Act), (g) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States, or (h) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

          (ii) as provided in Sections 6 and 11 of this Agreement.

     11. DEFAULT BY UNDERWRITERS. If on the Closing Date or the Option Closing
Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the
Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other
Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting
Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting
Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the

                                       25

Closing Date or the Option Closing Date, as the case may be, the Company or you, as the Representative of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting
Underwriters or of the Company, except to the extent provided in Sections 5 and
8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as
Representative, may determine in order that the required changes in the
Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     13. INFORMATION PROVIDED BY UNDERWRITERS. The Company and the Underwriters
acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in any Prospectus or the
Registration Statement consists of the information set forth in the first and second sentences of the third paragraph, the third and fourth sentences of the seventh paragraph and the tenth and eleventh paragraphs under the caption
"Underwriting" in the Prospectus.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants (to the extent such covenants by their terms survive termination of this Agreement or delivery of and payment for the Shares) in this Agreement shall remain in full force and effect regardless of (i) any termination of this
Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Shares under this
Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflict of law provision that would require application of the laws of any other jurisdiction.

                                       26

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several
Underwriters in accordance with its terms.

                                Very truly yours,

                                URSTADT BIDDLE PROPERTIES INC.

                                By:      /s/ Willing L. Biddle
                                     -------------------------------------------

                                Name:   Willing L. Biddle
                                      ------------------------------------------

                                Title:    President & Chief Operating Officer
                                        ----------------------------------------

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

DEUTSCHE BANK SECURITIES INC.
As Representative of the Underwriters listed on Schedule I

By:   DEUTSCHE BANK SECURITIES INC.

      By:       /s/ Matthew J. Siracuse
               -----------------------------------
      Name:    Mathew J. Siracuse
      Title:   Director/Debt Syndicate
               Deutsche Bank Securities Inc.

      By:       /s/ Richard Grellier
               -----------------------------------
      Name:    Richard Grellier
      Title:   Director

              [Underwriting Agreement for Series D Preferred Stock]

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                        NUMBER OF FIRM SHARES TO
                                                              BE PURCHASED
UNDERWRITER                                             ------------------------

Deutsche Bank Securities Inc........................               380,000
Robert W. Baird & Co. Incorporated..................               380,000
Morgan Keegan & Company, Inc........................               120,000
J.J.B. Hilliard, W.L. Lyons, Inc....................               120,000

                                                       -------------------------
         Total......................................             1,000,000

                                      I-1

                                   SCHEDULE II

                           SUBSIDIARIES OF THE COMPANY

323 Railroad Corp.
UB Danbury, Inc.
UB Darien, Inc.
Scarborough Associates, L.P.
Eastchester Mall Associates, L.P.
UB Stamford, L.P.
UB Somers, Inc.
UB Dockside, LLC
UB Railside, LLC

                                    Exh. B-1